                                                                     Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-26416, 33-30348, 33-63258, 33-88498, 333-12825, 333-12833, 333-32069 and 333-
42125 of ReliaStar Financial Corp. on Form S-8 and 333-26881, 333-41575 and 333-48173 of ReliaStar Financial Corp. on Form S-3 of our reports dated February 3, 1998 appearing in, and incorporated by reference in, the Annual Report on Form 10-K of ReliaStar Financial Corp. for the year ended December 31, 1997.


                                    /s/ Deloitte & Touche LLP

Minneapolis, Minnesota
March 16, 1998